Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Environmental Power Corporation on Form S-2 of our report dated March 24, 2004 (except as to the effects of the reverse stock split described in Note R thereto, as to which our report is dated December 21, 2004) and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 21, 2004